                                                                    EXHIBIT 99.1














                                  FANSTEEL INC.

                                  BALANCE SHEET

                                      AS OF

                                JANUARY 23, 2004

                                  FANSTEEL INC.

                                  BALANCE SHEET

                                      AS OF

                                JANUARY 23, 2004




                                    CONTENTS


   REPORT OF INDEPENDENT AUDITORS                                        3

   CONSOLIDATED BALANCE SHEET                                            4
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            6

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Fansteel Inc.:

We have audited the accompanying consolidated balance sheet of Fansteel Inc. as of January 23, 2004. This balance sheet is the responsibility of Fansteel Inc. management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the balance sheet, on December 23, 2003 the Bankruptcy Court entered an order confirming the Second Amended Plan of Reorganization, which became effective after the close of business on January 23, 2004. Accordingly, the accompanying consolidated balance sheet has been prepared in conformity with AICPA Statement of Position 90-7, Financial Reporting for Entities in Reorganization under the Bankruptcy Code, for the successor company as a new entity with assets, liabilities and a capital structure as of January 23, 2004, having a carrying value not comparable with prior periods as described in Note 4.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Fansteel Inc. at January 23, 2004, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

March 24, 2004

                                  FANSTEEL INC.

                           CONSOLIDATED BALANCE SHEET

                                                                    January 23,
                                                                      2004
ASSETS                                                           --------------

Current Assets
  Cash and cash equivalents                                      $      999,787
  Accounts receivable, less allowance of $254,000                     7,949,217
  Income tax refund receivable                                           61,700
  Inventories
    Raw material and supplies                                         1,356,495
    Work-in-process                                                   4,389,018
    Finished goods                                                      657,932
                                                                 --------------
      Total inventories                                               6,403,445
                                                                 --------------
  Other assets - current                                                754,927
                                                                 --------------
Total Current Assets                                                 16,169,076
                                                                 --------------
Property, Plant and Equipment
  Land                                                                1,084,419
  Buildings                                                           4,787,518
  Machinery and equipment                                             7,149,341
                                                                 --------------
      Total Property, Plant and Equipment                            13,021,278
                                                                 --------------
Other Assets
  Deposits                                                            6,058,331
  Reorganization value in excess of amounts allocable
   to identified assets                                              12,893,734
  Property held for sale                                              2,532,500
    Other                                                                20,120
                                                                 --------------
    Total Other Assets                                               21,504,685
                                                                 --------------
                                                                 $   50,695,039
                                                                 ==============









                      See Notes Consolidated Balance Sheet

                                  FANSTEEL INC.

                       CONSOLIDATED BALANCE SHEET (Contd.)


                                                                   January 23,
                                                                      2004
LIABILITIES AND SHAREHOLDERS' (DEFICIT)                           -------------

 Current Liabilities
  Accounts payable
  Accrued liabilities                                             $   6,427,796
  Income taxes                                                        8,830,307
  Short-term borrowing                                                  336,936
  Current maturities of long-term debt                                2,650,000
    Total Current Liabilities                                         1,079,124
                                                                  -------------
                                                                     19,324,163
                                                                  -------------
Long-term Debt                                                        5,342,741
Other Liabilities
  Environmental remediation                                          25,703,851
Total Liabilities                                                 -------------
                                                                     50,370,755
                                                                  -------------
Shareholders' (Deficit)
  Common stock, par value $.01
   Authorized 3,600,000 shares; issued and
    Outstanding 3,420,000                                                34,200
  Additional Paid In Capital                                            290,084
                                                                  -------------
Total Shareholders' (Deficit)                                           324,284
                                                                  -------------
                                                                  $  50,695,039
                                                                  =============




                      See Notes Consolidated Balance Sheet

                       NOTES TO CONSOLIDATED BALANCE SHEET


NOTE 1.   DESCRIPTION OF BUSINESS

         Fansteel Inc. is a manufacturer of aerospace castings and engineered metal components used in a variety of markets including automotive, energy, military and commercial aerospace, agricultural and construction machinery, lawn and garden equipment, marine, and plumbing and electrical hardware industries.

          For financial reporting purposes, the Company classifies its products into the following two business segments:

         Advanced Structures:
             Aluminum and magnesium sand castings.

         Industrial Metal Components:
             Special wire products, powdered metal components, and investment castings.

The Company's business segments have separate management teams and infrastructures that offer different products and services.


NOTE 2.   SIGNIFICANT ACCOUNTING POLICIES

         The accompanying consolidated balance sheet and related notes have been prepared in accordance with generally accepted accounting principles, including the provisions of fresh-start reporting pursuant to the guidance provided by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7). See Note 4, "Basis of Presentation and Fresh-Start Accounting."

         The balance sheet includes the accounts of Fansteel Inc. and its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

         The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.

         The Company considers all investments purchased with a maturity of three months or less to be cash equivalents. At January 23, 2004, the Company had not purchased any investments with a maturity of three months or less.

         Trade accounts receivable are classified as current assets and are reported net of allowances for doubtful accounts. The Company records such allowances based on a number of factors, including historical trends and specific customer liquidity.

Inventories are valued at fair value in accordance with SOP 90-7.

Acquisitions of properties and additions to existing facilities and equipment are recorded at fair value in accordance with SOP 90-7.

         Excess reorganization value represents the excess of the Successor Company's enterprise value over the aggregate fair value of the Company's tangible and identifiable intangible assets and liabilities at the Effective Date. Excess reorganization value is not amortized; however, it is evaluated for impairment annually or when events or changes occur that suggest an impairment in carrying value.

         The Company periodically re-evaluates carrying values and estimated useful lives of long-lived assets to determine if adjustments are warranted. The Company uses estimates of undiscounted cash flows from long-lived assets to determine whether the book value of such assets is recoverable over the assets' remaining useful lives.

         Deferred income taxes reflect the temporary difference between assets and liabilities recognized for financial reporting and such amounts recognized for tax purposes which requires recognition of deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recognized if it is anticipated that some or all of a deferred tax asset may not be realized.

         The functional currency for the Company's foreign operation is the applicable local currency. The translation from the applicable foreign currency to U.S. Dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date.

         In January 2003, the FASB issued Financial Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities." FIN No. 46 addresses accounting for variable interest entities (VIEs), defined as separate legal structures that either do not have equity investors with voting rights or have equity investors with voting rights that do not provide sufficient financial resources for entities to support their activities. FIN No. 46 requires that (1) companies consolidate VIEs if they are required to recognize the majority of such entities' gains and losses and (2) disclosures be made regarding VIEs that companies are not required to consolidate but in which they have a significant variable interest. As of January 23, 2004, Fansteel does not have any VIE's which are not consolidated.


NOTE 3.  REORGANIZATION AND EMERGENCE FROM CHAPTER 11

         Fansteel Inc. (the "Company" or the "Successor Company") emerged from Chapter 11 of the U.S. Bankruptcy Code on January 23, 2004 (the "Effective Date"). On January 15, 2002 (the "Petition Date"), the Predecessor Company (Fansteel Inc. prior to January 23, 2004) and eight of its subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code. The Predecessor Company operated its business and managed its assets in the ordinary course as Debtor-In- Possession, and obtained court approval for transactions outside the ordinary course of business.

         By order dated December 23, 2003, the Bankruptcy Court confirmed the Second Amended Joint Plan of Reorganization (the "Amended POR") of the Predecessor Company. Effective January 23, 2004, the Predecessor Company entered into a secured credit facility with Congress Financial. The New Credit Facility provides up to $10 million in credit, which is comprised of a revolving loan facility and letter of credit issuances. Under the revolving loan facility, subject to certain borrowing conditions, the Company may incur revolving loans in an amount up to a borrowing base comprised of a percentage of eligible accounts receivable and $2 million for machinery and equipment. Revolving loans are due and payable in full on January 23, 2007 (the "Maturity Date"). The Company is required to meet certain financial covenants to achieve certain EBITDA and that limit future capital expenditures. The interest rate on the line is prime plus 1% and there is a .5% unused line fee. Substantially all of the assets of the Company are pledged as security for this financing. As a result, all conditions precedent to the effectiveness of the Amended POR became effective. The Company formally emerged from bankruptcy on the Effective Date.

         The Plan authorizes the issuance of 3,600,000 shares of common stock of the reorganized Company. The general unsecured creditors are receiving approximately 50% stock ownership. The Pension Benefit Guarantee Corporation will receive approximately 21% of the common stock being issued in the reorganization as part of the settlement of its claims related to the under-funding of the Company's now-terminated Consolidated Pension Plan. The common stockholders of pre-reorganized Fansteel are receiving 24% of the newly issued stock. Finally, 5% of the Company's un-issued Common Stock has been set aside in an employees plan, also approved as part of the confirmation.

         As of the Effective Date, all existing common stock and options for Fansteel's old common stock were canceled.

         Under the Plan, allowed Administrative Expense Claims, DIP Facility Claims and Priority Claims were paid in full in cash. In addition, allowed Priority Tax Claims shall, at Fansteel's discretion, either be paid in full in cash as soon as practicable following the Effective Date or over a six year term, with interest, from the date of assessment.

         Under the Plan, secured creditors of the Debtors, other than the claims of the DIP Facility, the Claims of Congress and those secured creditors specifically provided for in the Plan, upon allowance of their claims, shall either (i) be paid in full in accordance with the terms of their respective agreements or (ii) surrender any collateral to the respective secured creditors or (iii) make payments or grant liens amounting to the indubitable equivalent of the value of such holder's interest in the collateral securing such claims.

         The Plan further provides that holders of allowed general unsecured claims against the Debtors shall receive (i) a cash payment equal to approximately 45-50% of their allowed claim based on an initial pro rata distribution from fixed cash pool of approximately $15.6 million funded from a portion of certain asset sale proceeds and a cash contribution from Fansteel of

$3.1 million and (ii) pro rata distribution of 55% of the new common stock of Fansteel (subject to dilution for issuances pursuant to an employee plan). Additional distributions of cash may follow based on the number and amount of the unsecured claims ultimately allowed.

         The Plan also provides for a convenience class for general unsecured claims totaling $1,500 or less which shall receive a cash distribution equal to 60% of the allowed claim.

         In accordance with the Plan, Fansteel has terminated the Fansteel Consolidated Employees' Pension Plan, a defined benefit pension plan covered under title IV of ERISA, as of December 15, 2003. Fansteel and the PBGC have entered into a settlement agreement pursuant to the Plan that provides that the PBGC will receive, in full satisfaction of the claims resulting from the pension plan termination, (i) $9.5 million, non-interest bearing, 10-year, note from Reorganized Fansteel secured by land, buildings, and equipment owned by or used in connection with operations of Fansteel de Mexico and payable in equal annual installments of $750,000 for the first five (5) years of the term and, $1,150,000 for the last five (5) years of the term, together with (ii) distributions of cash and stock on account of a $1.5 million allowed general unsecured claim, and (iii) an additional 20% of the new common stock of Reorganized Fansteel (subject to dilution for issuance pursuant to an employee plan).

         The Plan also provides for settlement of various existing and potential environmental obligations of the Debtors. In particular, the Plan provides for the following treatment of environmental claims and obligations with respect to the various properties as set forth below in full satisfaction and release of all such environmental claims against and obligations of any Debtor or its successors:

         (a) Holders of environmental claims and/or obligations arising from or with respect to the property at Number Ten Tantalum Place, Muskogee, Oklahoma (the "Muskogee Facility") shall receive and/or be the beneficiaries of the remediation of the Muskogee Facility to be undertaken by FMRI, Inc. ("FMRI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan. FMRI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Muskogee Facility and the operations of FMRI shall be funded by a series of non-interest bearing notes issued to FMRI by Reorganized Fansteel as follows:

                  (i) A $30.6 million unsecured note maturing December 31, 2013 payable with mandatory minimum semi-annual payments of $700,000 and an additional mandatory annual payment, based on Excess Available Cash flow, as defined in the Plan. The maximum additional mandatory annual payment is capped at $4 million; and

                  (ii) A $4.2 million unsecured note (the "FMRI Secondary Note") to cover estimated costs of groundwater treatment and monitoring to be completed to a standard to be agreed upon between FMRI and the Nuclear Regulatory Commission (the "NRC"), maturing December 31, 2023 with annual payments of approximately $282,000 commencing on or about January 1, 2009 until maturity; and

                  (iii) An unsecured contingent note in an amount, to the extent necessary, reflecting additional costs to remediate soils (in excess of costs estimated in Amended Decommissioning Plan) and other additional costs required to complete the Amended Decommissioning Plan, and to remediate and monitor groundwater. It is anticipated that if an FMRI contingent note is required, it will be issued in 2012.

         FMRI may draw up to $2 million from an existing decommissioning trust established in accordance with the Amended Standby Trust Agreement with the NRC. The draws against the decommissioning trust may be made on a revolving basis provided that, at no time shall the aggregate amounts outstanding under such draws exceed $2 million. In addition to the aforementioned funding sources, the NRC has been granted a pledge on the proceeds from any of the FMRI notes and shall receive an indemnification from reorganized Fansteel Inc. with respect to Reorganized Fansteel's obligations thereunder.

         (b) Holders of environmental claims and/or obligations arising from or with respect to the property at Number One Tantalum Place, North Chicago, Illinois (the "North Chicago Facility") shall receive and/or be the beneficiaries of the remediation of the North Chicago Facility to be undertaken by North Chicago, Inc. ("NCI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan, in accordance with the North Chicago Consent Decree. Pursuant to the Plan, the North Chicago Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to NCI. NCI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the North Chicago Facility and those operations of NCI shall be funded by a series of non-interest bearing notes issued to NCI by reorganized Fansteel Inc. as follows: (i) A $2.17 million unsecured note maturing December 31, 2013 with payments matched to correspond to NCI's anticipated expenditures for remediation costs of the North Chicago Facility; and (ii) an unsecured contingent note of up to $500,000 if the costs of performing the response actions at the North Chicago Facility were to exceed $2,025,000 .

         Notwithstanding the above, on November 13, 2003 the City of North Chicago (the "City") and Fansteel executed an option agreement (the "Option") allowing the City to acquire the North Chicago Facility from Fansteel for $1.4 million. Under the Option Agreement, the City has until June 1, 2004 (the "Option Period") to exercise the Option. Upon receipt of the proceeds from the Option, under the Plan, NCI shall transfer the funds to EPA and will be released from any and all of its obligations to implement the North Chicago Response Action under the North Chicago Consent Decree, subject to completing the Environmental Engineering/Cost Analysis report, and any outstanding notes issued by Reorganized Fansteel to NCI shall be cancelled. Reorganized Fansteel will issue and deliver to the EPA an unsecured, non-interest bearing promissory note in the principal amount of $700,000, less any amounts previously paid to NCI under the original notes, payable in equal semi-annual payments to be made over a three-year period beginning six months after issuance.

         In addition to and independent of the North Chicago Facility Environmental Claims/Obligations described above, the general unsecured claims of the Department of the Navy, the National Oceanic and Atmospheric Administration and Department of the Interior arising from the North Chicago Facility also receive a distribution as if such parties held a single allowed general unsecured claim, as described above, in the amount of $100,000.

         (c) Holders of environmental claims and/or obligations arising from or with respect to the property at 203 Lisle Industrial Road, Lexington, Kentucky (the "Lexington Facility"), shall receive and/or be the beneficiaries of the remediation of the Lexington Facility to be undertaken by FLRI, Inc. ("FLRI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan. Pursuant to the Plan, the Lexington Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to FLRI. FLRI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Lexington Facility and the operations of FLRI shall be funded by:

                  (i) A $1.78 million unsecured, non-interest bearing note maturing December 31, 2013 issued by Reorganized Fansteel to FLRI with payments matched to correspond to FLRI's anticipated expenditures for remediation costs; and

                  (ii) A contingent note in an amount to be determined by FLRI following completion of the site characterization (expected to be completed by March 31, 2006) and sufficient to fund any remaining costs of remediation that may exist.

         (d) Holders of environmental claims and/or obligations arising from or with respect to the property at 801 Market Street, Waukegan, Illinois (the "Waukegan Facility"), shall receive and/or be the beneficiaries of the remediation of the Waukegan Facility to be undertaken by Waukegan, Inc. ("WI"), one of the Special Purpose Subsidiaries to be formed pursuant to the Plan. Pursuant to the Plan, the Waukegan Facility, consisting of Fansteel's real property and other assets associated with the operation will be transferred to WI. WI will be solely and directly responsible for the monitoring and remedial actions to be undertaken with respect to the Waukegan Facility and the operations WI shall be funded by a $1.25 million unsecured, non-interest bearing note maturing December 31, 2013 issued by Reorganized Fansteel to WI with payments matched to correspond to WI's anticipated expenditures for remediation costs.

         (e) The remaining environmental claims and obligations arising from or related to the Li Tungsten site in Superfund Site in Glen Cove, New York, the Old Southington Landfill Site in Southington, Connecticut and the Operating Industries, Inc. Superfund Site in Los Angeles, California, asserted against Fansteel are each subject to the EPA CERCLA PRP Settlement Agreement approved by order of the Court entered on November 17, 2003, provided that in full satisfaction of such claims and obligations under the Plan, the holders of such claims shall each receive a pro rata share of the cash distribution to holders of general unsecured claims as if such parties held allowed general unsecured claims of: $132,000 (PCB Treatment), $460,898 (Operating Industries), $25,000 (Li Tungsten), and $100,000 (Old Southington).

         (f) The environmental claims and obligations associated with the facility owned and operated by Wellman located at 1746 Commerce Road, Creston, Union County, Iowa (the "Iowa Facility") have been resolved in accordance with the Administrative Order on Consent by and between Wellman Dynamics Corp. ("Wellman"), and the EPA approved by order of the Court dated November 4, 2003. The Administrative Order on Consent provides for EPA approval of a work plan to characterize the extent of any contamination associated with certain SWMUs and evaluation of alternatives to remediate any residual contamination associated with SWMUs in accordance with Wellman's on-going RCRA obligations at the Iowa Facility. Wellman estimates the costs associated with the closure activities for the SWMUs will be approximately $2,166,000 through 2009.


NOTE 4.  BASIS OF PRESENTATION AND FRESH START ACCOUNTING

         The Company accounted for the consummation of the Amended POR as of January 23, 2004 coinciding with the end of its January reporting period for financial reporting convenience purposes.

         The Company adopted fresh start accounting pursuant to the guidance provided by the American Institute of Certified Public Accountant's Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). In accordance with the principles of fresh start accounting, the Company has adjusted the value of its assets and liabilities to their fair values as of the Effective Date with the excess of the Company's value over the fair value of its tangible and identifiable intangible assets and liabilities reported as excess reorganization value in the Consolidated Balance Sheet.

         Fresh start requires that the reorganization value be allocated to the entity's net assets in conformity with procedures specified by Accounting Principles Board Opinion ("APB") No. 16, "Business Combinations," ("APB No. 16") as superseded by Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", ("SFAS No. 141"). The Company is using independent appraisers to assist in the allocation of the reorganization value to the reorganized Company's assets and liabilities by determining the fair market value of its property and equipment and intangibles.

         The enterprise value of the Successor Company as of the Effective Date was established at $35.1 million based on a calculation using a weighted average of valuations approaches: Comparable Company, Comparable Precedent Transaction and Discounted Cash Flow. The net equity value of $324,000 represents an enterprise value of $35.1 million less long-term debt (including current maturities) and less revolving loan facilities of $2,650,000. The revolving loan facilities are not working capital loans and are due January 23, 2007; therefore, they are considered in calculating the net equity value.

         The reorganization value of $35.1 million was determined by the Company with the assistance of financial advisors and was approved by the Bankruptcy Court. The financial advisors: (1) reviewed certain historical financial information of the Company; (2) reviewed certain internal operating reports, including management-prepared financial projections and analyses; (3) discussed historical and projected financial performance with senior management and industry experts; (4) reviewed industry trends and operating statistics as well as analyzed the effects of certain economic factors on the industry; (5) analyzed the capital structures, financial performance, and market valuations of the Company's competitors, and; (6) prepared such other analyses as they deemed necessary to their valuation determination. Based upon the foregoing, the financial advisors developed a range of values for the Company as of the Effective Date. In developing this valuation estimate, the advisors, using rates ranging from 14% to 20%, discounted the Company's five-year forecasted free cash flows and an estimate of sales proceeds assuming the Company would be sold at the end of the five-year period within a range of comparable company multiples. Certain of the projected results used in the valuation were materially better than those achieved historically by the Company.

         The calculated reorganization value was based on a variety of estimates and assumptions about circumstances and events not all of which have taken place to date. These estimates and assumptions are inherently subject to significant economic and competitive uncertainties beyond our control. In addition to relying on management's projections, the valuation analysis made a number of assumptions including, but not limited to, a successful and timely reorganization of the Company's capital structure and the continuation of current market conditions through the forecast period.

         The effects of the Amended POR and the application of fresh start accounting on the Company's pre-confirmation consolidated balance sheet are as follows, in thousands:

                                              Predecessor                                        Reorganized
                                              January 23,    Reorganization    Fresh Start        January 23,
                                                  2004        Adjustments      Adjustments           2004
                                              -----------     ------------     -----------       ------------
Current assets:
  Cash                                          $    702      $    298(a)                          $  1,000
  Restricted cash                                 12,998       (12,998)(a)                               --
  Accounts receivable                              8,352          (341)(b)                            8,011
  Inventories                                      5,652                            751(c)            6,403
  Other assets - current                             921          (166)(d)                              755
                                                --------      --------         --------            --------
Total current assets                              28,625       (13,207)             751              16,169
                                                --------      --------         --------            --------
Net property, plant & equipment                   10,133                          2,888(e)           13,021
Reorganization value in excess of
amounts allocable to
identifiable assets                                   --                         12,894(f)           12,894
Other assets - long term                           9,275                           (664)(g)           8,611
                                                --------      --------         --------            --------
Total assets                                    $ 48,033      $(13,207)        $ 15,869            $ 50,695
                                                ========      ========         ========            ========
Current liabilites
  Accounts payable                              $  6,111      $    317(h)                            6,428
  Accrued liabilities                              8,412           418(h)                            8,830
  Accrued income taxes                                 9           328(i)                              337
  Short-term borrowing                                --         2,650(a)                            2,650
  Current maturities of long-term
    debt                                              24         1,055(h)                            1,079
                                                --------      --------         --------            --------
Total current liabilities                         14,556         4,768             --               19,324
                                                --------      --------         --------            --------
Long-term Debt                                        42         9,775(h)       (4,474)(i)           5,343
Environmental remediation                          1,174        47,114(j)      (22,584)(j)          25,704



                                       13




Liabilities subject to compromise                 90,440       (90,440)(k)                               --
Shareholders equity                              (58,179)       15,576           42,927                 324
                                                --------      --------         --------            --------
Total liabilities and equity                    $ 48,033      $(13,207)        $ 15,869            $ 50,695
                                                ========      ========         ========            ========

         Adjustments reflected in the Reorganized Condensed Consolidated Balance Sheet are as follows:

(a) In accordance with the Plan of Reorganization, the Company made a cash settlement with the general unsecured creditors that included payout from the Restricted cash of $12,300,000 to the benefit of general unsecured creditors and $698,000 to the Company. The Company also distributed $3,100,000 to the benefit of the general unsecured creditors with $450,000 from cash and short-term borrowing of $2,650,000.

(b) Accounts receivables were reduced to reflect the $300,000 note receivable payment related to the sale of certain operations, of which $250,000 was distributed to the benefit of general unsecured creditors and $50,000 to the Company. The income tax refund receivable was reduced by $41,000 to net realizable value.

(c) Inventories have been valued at fair market value. All last-in, first-out
    (LIFO) reserves have been eliminated.

(d) Loan issuance costs related to the Debtor-in-Possession line of credit were eliminated.

(e) Property, plant and equipment have been adjusted to reflect the fair value of the assets based on independent appraisals.

(f) The Successor Company has recorded reorganization value in excess of amounts allocable to identifiable assets in accordance with SFAS No. 141. This is a preliminary number awaiting appraisal of intangible assets.

(g) The unamortized balance of goodwill of $2,207,000 for the Predecessor Company and the unamortized balance for landfill closure at its Wellman Dynamics subsidiary for $989,000 have been eliminated. The Successor Company recorded $2,532,000 for property held for sale related to discontinued operations based on current purchase offers or independent appraisals.

(h) Certain liabilities that were subject to compromise have been recorded as assumed.

(i) Long-term debt has been discounted to its present value of the $9.5 million, non-interest bearing 10-year note due to the Pension Benefit Guarantee Corporation.

(j) Environmental remediation was adjusted to include the assumption of $47.1 million of liabilities subject to compromise and fresh start adjustment in reorganization to discount the liability to its present value based on the estimated timing of the future cash expenditures.

(k) Liabilities subject to compromise have been eliminated to reflect settlement of the claims for cash and the issuance of common stock in the reorganized Company as well as the assumption by the Successor Company.

         As part of fresh start accounting, liabilities subject to compromise in the amount of $31 million were written off as part of the discharge of debt in the bankruptcy. These liabilities consisted of the following:

                                                               January 23,
                                                                 2004
                                                             -------------
Accounts payable                                             $  9,970,767
Long-term debt                                                  6,631,693
Environmental                                                     522,562
Pension                                                        14,104,413
                                                             -------------
Total Liabilities Subject to Compromise Discharged           $ 31,229,435
                                                             =============


NOTE 5.  DISCONTINUED OPERATIONS INCLUDING CERTAIN ENVIRONMENTAL REMEDIATION

         The Company has been licensed by the U.S. Nuclear Regulatory Commission ("NRC") to possess and use source material at the Muskogee, Oklahoma site (the "Muskogee Facility") since 1967. Under its NRC permit, the Company was authorized to process ore concentrates and tin slags in the production of refined tantalum products. Licensable quantities of natural uranium and thorium are present in the slags, ores, concentrates and process residues.

         The Company discontinued its Metal Products business segment in 1989. In 1990, the NRC included Fansteel's Muskogee Facility on the NRC's Site Decommissioning Management Plan ("SDMP"). The Company completed a remedial assessment in 1993 to determine what areas of the Muskogee Facility were required to undergo decommissioning.

         In 1995, the Company submitted an application to reprocess residues designated as "Work-In Progress" ("WIP") material located in storage ponds at the Muskogee Facility. The primary purpose of the processing was to extract commercially valuable materials such as tantalum, scandium and other rare earth and rare metal elements from the feedstock residues. The secondary purpose of the process was to reduce the volume of uranium and thorium requiring disposal. Remaining assets of the metal products business is being accounted for as a discontinued operation with environmental reclamation and decommissioning activity.

         Pilot production from the plant began in late 1999. However, production problems were encountered and processing at commercially viable production levels was not achieved. Exacerbating the processing problems and the additional costs related thereto was the severe decline in the market price of tantalum in 2001. As a consequence, Fansteel concluded in 2001 that aggregate currently projected revenues in the processing operation at the site would be insufficient to recover operating costs (including depreciation) of the Muskogee Facility and, therefore, suspended its effort to commence commercial processing. Instead, the Company currently intends to decommission the Muskogee Facility by off-site disposal of contaminated materials and soils. The decommissioning process would occur over a period of at least 10 years followed by a period of up to 10 years for groundwater treatment and monitoring.

         The determination not to operate the Muskogee processing plant required that the Company record a third quarter 2001 pre-tax loss from discontinued operations of $83,500,000 ($77,112,000 after tax), which represents a charge off of $31.5 million of the construction, engineering and pilot testing production costs of the processing facility that had been identified as net assets of discontinued operations on the balance sheet and a reserve of $52 million representing current estimated costs for off-site decommissioning of all contaminated residues and soils consisting of $22.7 million for offsite disposal costs, $15.3 million for operating, site management, and consulting costs, and $14.0 million for groundwater monitoring. The Company determined these estimates based on available information with assistance from third party environmental consultants.

         During 2002, the Company, with the assistance of its third party environmental consultants, prepared a revised decommissioning plan, which was submitted to the NRC on January 15, 2003. The revised decommissioning plan assumes offsite disposal of all contaminated residues and soils as well as groundwater treatment and monitoring using current criteria for acceptable decommissioning under NRC regulations. Based on available information, with assistance from third party environmental consultants, the Company estimates the total future costs of the revised decommissioning plan based upon current costs of decommissioning activities to be $41.6 million. The revised estimated decommissioning costs consist of $20.4 million for excavating, hauling, and offsite disposal of residues and soils, $15.6 million for site plans, maintenance, safety, security and consulting costs, and $5.6 million for groundwater treatment and monitoring. As a result of the revised decommissioning cost estimate, the Company reduced the long-term liability for discontinued operations and environmental remediation for the Muskogee site from $52.6 million to $41.6 million in December 2002.

         During 2003, the Company continued to maintain the safety and security of the Muskogee facility. Through a consensual plan of reorganization, the Company is negotiated with the NRC to develop acceptable mechanisms for providing financial assurance for the decommissioning of the Muskogee Facility (see Note 3). In December 2003, the NRC approved the decommissioning plan and issued a license to FMRI, Inc., a special purpose subsidiary formed as part of the approved plan of reorganization. At December 31, 2003, the liability for the environmental remediation decreased from $41.6 million to $38.8 million due to planned spending for remediation, safety and security. The estimated liability at January 23, 2004 is $38.7 million. In accordance with SOP 90-7, the Company has discounted this liability to $ 19.1 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         In September 2000, the United States Environmental Protection Agency ("EPA") issued a unilateral administrative order under section 106 of the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") requiring the Company to investigate and abate releases of hazardous substances from the North Chicago facility that were contributing to contamination at an adjacent vacant lot (the "Vacant Lot Site"). The Company completed an Engineering Evaluation/Cost Analysis ("EE/CA") and submitted it to EPA for review in 2003. The proposed remedial actions at the North Chicago facility are estimated to cost $2.17 million. In accordance with SOP 90-7, the Company has discounted this liability to $1.7 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         The Lexington Facility was constructed in 1954 and ceased operations in 2003. Investigations performed in 1997 as part of a company-wide environmental audit revealed the presence of volatile organic compounds ("VOCs") and PCBs in soils and groundwater in excess of State cleanup levels. The contaminants are believed to have been discharged through a former drainage field. While VOCs were detected at the downgradient boundary of the facility, no VOCs were detected in an unnamed stream that is located downgradient of the facility. To the knowledge of Fansteel, the contamination at this site does not pose an imminent threat to health, safety or welfare. In May 2003, the Kentucky Natural Resources and Environmental Protection Cabinet ("KNREPC") requested that Fansteel submit a plan for further characterization of the facility. Fansteel submitted a letter to the KNREPC in June 2003 setting forth a conceptual characterization plan and advising the agency that it will submit a detailed Site Characterization Plan following confirmation of its plan of reorganization. Fansteel anticipates implementing the Site Characterization Plan in 2006 and has estimated $1.78 million to perform the remedial activities. In accordance with SOP 90-7, the Company has discounted this liability to $1.2 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         The buildings at the former Waukegan Illinois facility have been demolished and only foundations remain. As part of the Fansteel's environmental audit, soil and groundwater samples were collected in 1998, which revealed the presence of petroleum and PCBs in the soils and groundwater. While the contamination does not pose an imminent threat to health, safety or welfare and remediation will be required to satisfy the Illinois Environmental Protection Agency ("IEPA") Tiered Approach to Corrective Action Objectives ("TACO") cleanup standards. The Company estimates that the cost to remediate the site to achieve TACO standards will be $1.25 million, at January 23, 2004. In accordance with SOP 90-7, the Company has discounted this liability to $.8 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         Estimated environmental payments for the above sites for the next five years are as follows:

       2004                      $   2,007,000
       2005                          3,026,000
       2006                          3,556,000
       2007                          3,763,000
       2008                          2,901,000
    Thereafter                      28,650,000

         Actual costs to be incurred in future periods to decommission the above sites may vary, which could result in adjustment to future accruals, from the estimates due to, among other things, assumptions related to the quantities of soils to be remediated and inherent uncertainties in costs over time of actual disposal.


NOTE 6.   PROPERTY HELD FOR SALE

The Company is pursuing the sale of our North Chicago and Waukegan Illinois, and Lexington, Kentucky plants, operations at which have been abandoned.

During the fresh start reporting process, the land and buildings held for sale were adjusted to estimated fair value based upon (i) a current offer received in the market place from a potential third party buyer and (ii) the estimated fair value as determined by third party financial advisors.


NOTE 7.   ACCRUED LIABILITIES

         Accrued liabilities at January 23, 2004 include the following:

                                                                 January 23,
                                                                    2004
                                                                ------------
Payroll and related costs                                       $ 1,633,938
Taxes, other than income                                            250,315
Profit sharing                                                      499,042
Insurance                                                         2,549,777
Environmental                                                       174,943
Professional fees                                                 3,236,977
Other                                                               485,315
                                                                ------------
                                                                $ 8,830,307
                                                                ============


NOTE 8.   OTHER ENVIRONMENTAL REMEDIATION

         The Company also entered into an administrative order on consent ("AOC") with EPA to perform a RCRA Facility Investigation ("RFI") for the purpose of determining the extent of releases of hazardous wastes and/or hazardous constituents, and, if appropriate, a Corrective Measures Study ("CMS") to evaluate possible corrective action measures that may be necessary at the Creston, Iowa facility owned and operated by a Company subsidiary, Wellman Dynamics Corporation ("Wellman"). The Company has estimated cost for conducting the RFI/CMS will be $2,147,000 from 2004 to 2009, at January 23, 2004. In accordance with SOP 90-7, the Company has discounted this liability to $1.5 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.


         Wellman is permitted to operate a sanitary landfill for the disposal of its foundry sand. It is anticipated, based upon recent projection by ESCI, that Wellman is likely to be required to close the landfill in 2037 at a future cost approximating $1,166,000, at January 23, 2004. In accordance with SOP 90-7, the Company has discounted this liability to $.4 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         In October 2000, Fansteel provided the Iowa Department of Health (the "IDPH") with a "Historical Site Assessment" that identified uranium and thorium concentrations at the site. The IDPH required Wellman to perform a Risk Assessment ("RA") to determine whether the thorium-containing materials are a threat to human health or the environment. Wellman is awaiting the final report but to the knowledge of Wellman, the existing data forming the basis for the RA indicates that there is no imminent threat to health, safety or the environment. Wellman anticipates that the IDPH will allow it to address the thorium issue when it closes the sanitary landfill. However, there is a risk that the IDPH will require Wellman to remove or remediate the thorium prior to then. The estimated costs to remediate the thorium is $1,075,000, at January 23, 2004. In accordance with SOP 90-7, the Company has discounted this liability to $.4 million using a discount rate of 11.3%. The adjustment was recorded as part of the Fresh Start adjustments, see Note 4.

         Estimated environmental payments for the above sites for the next five years are as follows:

       2004                        $   177,000
       2005                            122,000
       2006                          1,037,000
       2007                            538,000
       2008                            146,000
    Thereafter                       2,368,000

         The liabilities were recorded for estimated environmental investigatory and remediation costs based upon an evaluation of currently available facts, including the results of environmental studies and testing conducted for all Company owned sites in 1997 and since, and considering existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. Actual costs to be incurred in future periods at identified sites may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. Future information and developments will require the Company to continually reassess the expected impact of these environmental matters.


NOTE 9.   DEBT

    Short-term borrowings at January 23, 2004 consisted of the following:

                                                                 January 23,
                                                                    2004
                                                                ------------
Revolving line of credit through Congress Financial              $2,650,000
                                                                ------------
Total short-term borrowings                                      $2,650,000
                                                                ============

         Effective January 23, 2004, the Company entered into a secured credit facility with Congress Financial. The new credit facility provides up to $10 million in credit, which is comprised of a revolving loan facility and letter of credit issuances. Under the revolving loan facility, subject to certain borrowing conditions, incur revolving loans in an amount up a borrowing base comprised of a percentage of eligible accounts receivable and $2 million for machinery and equipment. Revolving loans are due and payable in full on January 23, 2007 (the "Maturity Date"). The Company is required to meet certain financial covenants to achieve certain EBITDA and that limit future capital expenditures. The interest rate on the line is prime plus 1% (2% on January 23, 2004) for outstanding borrowings, 2.5% for letter of credit outstanding, and there is a .5% unused line fee. Substantially all of the assets of the Company are pledged as security for this financing. Borrowing under the revolving line of credit is included as short-term borrowings. At January 23, 2004, the Company had letters of credit for $1,388,000 outstanding for casualty insurance collateral under the new credit facility.

    Long-term debt at January 23, 2004 consisted of the following:

                                                                                       January 23,
                                                                                          2004
                                                                                      ------------
Pension Benefit Guarantee Corporation, non-interest bearing 10 year note, due          $5,220,988
from 2004 to 2013 (net of an imputed discount of $4,279,012 at an interest rate of 11.3%)

Loans from various Pennsylvania Economic Agencies with interest
  rates ranging from 2.0% to 5.5%, due from 2004 to 2009                                1,136,601
Capital Lease, non-interest bearing, due 2005                                              64,276
                                                                                      ------------
                                                                                        6,421,865
Less current maturities                                                                 1,079,124
                                                                                      ------------
Total long-term debt                                                                   $5,342,741
                                                                                      ============

         The Pension Benefit Guarantee Corporation note is collateralized by land, building and equipment located in Mexico with a book value of $1,923,000.

         The Pennsylvania long-term debt is collateralized by machinery and equipment with a net book value of $899,000 at January 23, 2004.

         In accordance with SOP 90-7, the above debt has been discounted using an imputed interest rate of 11.3%.

NOTE 10.   INCOME TAXES

         Deferred income taxes reflect the tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes.

         Valuation allowances are established in accordance with provisions of FASB Statement No. 109 "Accounting for Income Taxes". The valuation allowances are attributable to federal and state deferred tax assets.

         Significant components of the Company's deferred tax assets and liabilities at January 23, 2004 are as follows:

                                                             January 23,
                                                                2004
                                                            -------------

Deferred tax assets - current:
  Self insurance accruals                                   $  614,000
  Vacation accruals                                            318,000
  State income taxes                                           121,000
  Allowance for doubtful accounts receivable                    86,000
  Other                                                       (157,000)
  Valuation allowance                                         (982,000)
                                                            ----------
                                                            $       --
                                                            ==========


                                                             January 23,
                                                                2004
                                                            -------------
Deferred tax assets (liabilities) - non current:
  Environmental costs                                       $  8,740,000
  Pensions                                                     1,900,000
  Tax depreciation in excess of book                          (3,639,000)
  Federal income tax net operating loss                        5,134,000
  Other                                                          164,000
                                                            ------------
                                                              12,299,000
  State income tax net operating loss
   Carry-forwards                                                 75,000
  State income taxes                                           1,876,000
                                                            ------------
                                                               1,951,000
  Valuation allowances                                       (14,250,000)
                                                            ------------
                                                            $
                                                            ============

         The income tax refund receivable at January 23, 2004 of $61,700 relates to holdbacks from the NOL refund filed in 2002.

         The Company estimates that the Predecessor Company had potential federal and state income tax benefits from net operating loss carry-forwards of $15.1 million that expire in various years through 2023. The net operating loss at January 23, 2004 is based on an estimate of the tax impact of the debt discharge. The Company is in the process of finalizing the impact of applying Fresh-Start Accounting to the deferred tax accounts. Once the impact has been finalized, changes to the estimated net operating loss carryfoward might be necessary. For financial statement purposes, valuation allowances have been recorded for the full amount of all deferred taxes and net operating loss carry-forwards.

         The Company currently believes that realization of net operating losses and other deferred tax asset benefits in the near term is more not likely than likely. The Company's reorganization has resulted in a significantly modified capital structure by which SOP 90-7 requires the Company to apply fresh start accounting. Under fresh start accounting, reversals of valuation reserves recorded against deferred tax assets that existed as of the emergence date will first reduce any excess reorganization value until exhausted, then other intangibles until exhausted and thereafter are reported as additional paid in capital. Consequently, the Company will recognize cash tax savings in the year of asset recognition without the corresponding benefit to income tax expense.


11.   RETIREMENT PLANS

         The Company has one non-contributory defined benefit plans covering salaried employees at the Company's Wellman Dynamics subsidiary which approximates 11% of the Company's employees. Benefits for the salaried plan is based on salary and years of service. The Company's funding of the plans is equal to the minimum contribution required by ERISA.
         Following is actuarial information (December 31 measurement date) relating to the Wellman Plan at January 23, 2004:

Change in benefit obligation
  Benefit obligations at beginning of year                       $ 5,948,982
  Service cost                                                        14,238
  Interest cost                                                       29,053
  Benefits paid                                                      (23,605)
                                                                 -----------
  Benefit obligations at end of year                             $ 5,968,668
                                                                 -----------
Accumulated benefit obligations                                    5,372,114
Change in plan assets
  Fair value of plan assets at beginning of year                   5,583,305
  Actual return on plan assets                                        62,212
  Employer contributions                                                --
  Benefits paid                                                      (23,605)
                                                                 -----------
  Fair value of plan assets at end of year                         5,621,912
                                                                 -----------
  Funded status                                                     (346,756)
  Unrecognized actuarial gain                                           --
  Unrecognized prior service costs                                      --
                                                                 -----------
  Net amount recognized                                          $  (346,756)
                                                                 ===========

Amounts recognized in statement of financial position
  Prepaid benefit cost                                           $        --
  Accrued liabilities                                               (346,756)
                                                                 -----------
  Net amount recognized                                          $  (346,756)
                                                                 ===========
Weighted average assumptions used to determine benefit
  obligations Discount rate                                             6.00%
  Rate of compensation increase                                         3.50%


         The Company's pension plan weighted-average asset allocations at January 23, 2004 by asset category are as follows:

Income Funds                                                            81%
Equity Funds                                                            19%
                                                                      ------
Total                                                                  100%

         The Company has several defined contribution plans covering approximately 100% of its employees. Almost all of the defined contribution plans have funding provisions that, in certain situations, require Company contributions based upon formulae relating to employee gross wages, participant contributions or hours worked. Almost all of the defined contribution plans also allow for additional discretionary Company contributions based upon profitability.

         The Company makes medical insurance available and provides limited amounts of life insurance to retirees. Retirees electing to be covered by Company sponsored health insurance pay the full cost of such insurance. The Company accrues the cost of the retiree life insurance benefits in relation to the employee's service with the Company.


12.   STOCK-BASED COMPENSATION PLAN

         On January 23, 2004, as part of the plan of reorganization, all existing common stock and options for Fansteel's old common stock were cancelled. Subsequent to that date, no options or non-vested stock have been granted.